UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2017

ModusLink Global Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2017, the Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors of ModusLink Global Solutions, Inc. (the “Company”) adopted the FY2017 Management Incentive Plan (the “MIP”). The MIP is designed to motivate appropriate behaviors that support short-term and long-term growth of shareholder value by rewarding the achievement of financial, business and management goals that are essential to the success of the Company and its subsidiaries. The MIP relates to the Company’s fiscal year ending July 31, 2017 (the “Plan Year”). The MIP covers certain executive officers and executive leadership team members of the Company and its subsidiaries, as determined by the Compensation Committee. Target bonus percentages and award values (the “Awards”) for participating executive officers (the “Participants”) are set forth below. Awards may be in stock, cash or a combination of both. Participants are employees of the Company or its subsidiaries who have been MIP eligible for six months or greater since the start of the Plan Year. In order to receive an Award under the MIP, the Participant must be an employee of the Company in good standing at the time of the Award payment or vesting.  Participants in the MIP who are named executive officers of the Company are James Henderson, the Company’s President and Chief Executive Officer and Louis J. Belardi, the Company’s Chief Financial Officer, Executive Vice President and Secretary.

All Awards under the MIP are subject to the achievement of a minimum Plan Year adjusted EBITDA target, as defined (the “Minimum Threshold”) for the Company’s supply chain business (the “Supply Chain”). Once the Minimum Threshold has been achieved, Awards under the MIP to Participants who are direct employees of the Company will be based 100% on a target minimum Plan Year Supply Chain adjusted EBITDA. For employees of the Company’s business units (the “Business Units”), once the Minimum Threshold has been achieved, Awards under the MIP will be measured based on the achievement of certain performance targets as follows: (a) Supply Chain adjusted EBITDA, (b) operating income (as reported in the Company’s audited financial statements) of the each of the Business Units and (c) the achievement of certain individual performance goals established for each Participant (the “Individual Performance Factor”). Each of the Business Unit metrics are calculated independently and determined once the Minimum Threshold has been achieved. Awards are subject to meeting minimum or greater performance results, audited financial results and the approval of the Chief Executive Officer. The Compensation Committee is responsible for approving awards to the Chief Executive Officer and his direct management reports.

The Compensation Committee approved Award targets under the MIP as a percentage of base salary. Under the MIP, the Award target for Mr. Henderson is 100% of base salary and the Award target for Mr. Belardi is 60% of base salary. Based on the achievement of the objectives set forth in the MIP, the maximum percentage of base salary that may be earned by Participants ranges from 75% to 200% of base salary. No Awards will be made under the MIP if the Minimum Threshold is not achieved.

Awards under the MIP, if any, will be paid within 10 days following the release of the Company’s earnings for the Plan Year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2017	ModusLink Global Solutions, Inc.

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer